EXHIBIT 10.4

September 30, 2019

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06810

Attention: Chief Financial Officer and Legal Department

Re:	Payoff of Loan and Security Agreement

Reference is hereby made to that certain Loan and Security Agreement (as amended from time to time, the “Loan Agreement”), entered into and effective as of April 14, 2016, by and among FuelCell Energy, Inc., a Delaware corporation, and each of its Qualified Subsidiaries(collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively referred to as the “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein, but not otherwise defined, shall have the meaning set forth in the Loan Agreement.

We have been advised that the Borrower intends to pay off all of its indebtedness to the Lender, including principal, accrued and unpaid interest, fees, costs and expenses (collectively, the “Obligations”) payable under the Loan Agreement.  This letter (the “Payoff Letter”) will confirm that, upon receipt by the Lender of the Payoff Amount (together with any applicable Per Diem Amount; both as defined below) from or on behalf of the Borrower, all of the Obligations shall be paid in full.

Payoff Amount; Wiring Instructions.  The “Payoff Amount” is U.S. $835,178.00 through and until 5:00 p.m. Eastern time on September 30, 2019 (the “Payoff Date”).  If Lender does not receive funds in an amount sufficient to repay the Payoff Amount in full by 5:00 p.m. Eastern time on the Payoff Date, additional interest and fees shall accrue and be payable in the amount of U.S. $144.44 per day (the “Per Diem Amount”) until the Payoff Amount is paid in full. The Payoff Amount must be received, in immediately available funds, by 5:00 p.m. Eastern time on the Payoff Date in order for the Borrower to avoid the accrual of the Per Diem Amount.  The Payoff Amount and Per Diem Amount quoted herein are effective through October 31, 2019.

The Payoff Amount (together with any applicable Per Diem Amount) should be paid by or on behalf of the Borrower by wire transfer in accordance with the following instructions:

Bank Name:	Wells Fargo Bank, N.A.
Address:	PO Box 63020
San Francisco, CA 94163
ABA#:
Account Name:	Hercules Funding II LLC
Account #:
Contact:	Peter Gaunt (650) 600-5426

{Fuelcell Energy Payoff Letter}

Termination of Obligations. Upon the acceptance of this Payoff Letter by the Borrower as evidenced by their countersignature hereto and Lender’s receipt of the Payoff Amount (together with any applicable Per Diem Amount), the Lender’s commitments to extend further credit to the Borrower under the Loan Agreement shall terminate, all obligations, covenants, debts and liabilities of the Borrower under the Loan Agreement shall be satisfied and discharged in full, and the Loan Agreement and all other documents entered into in connection with the Loan Agreement shall be terminated, all liens or security interests granted to secure the obligations under the Loan Agreement shall automatically terminate and all guaranties of the obligations under the Loan Agreement shall automatically terminate.  Notwithstanding the foregoing, provisions set forth in Sections 6.3, 11.14 and 11.17 of the Loan Agreement shall survive the termination of the Loan Agreement.

Lender’s Agreements.  Upon the Lender’s receipt of the Payoff Amount (together with any applicable Per Diem Amount):

(a)The undersigned hereby agrees that upon the payment in full of the Payoff Amount, this Payoff Letter shall be deemed to be an authorization for the Borrower or any agent or other designee of the Borrower (i) to file UCC-3 financing statement terminations with respect to each financing statement filed against the Borrower and its Subsidiaries for the benefit of the Lender, and (ii) to deliver a copy of this letter or any other termination or release contemplated hereby to any insurance company, insurance broker, bank, landlord, tenant, warehouseman or other Person to evidence (and/or reflect on public record) the termination and release of all security interests, pledges, liens, assignments or other encumbrances which the Borrower or any guarantor or other obligor has granted to the Lender to secure the Obligations, and thereafter any contract, agreement, mortgage, commitment to deliver insurance certificates and proceeds and the like executed by any such party in favor of the Lender in connection with the transactions contemplated by the Loan Agreement shall be automatically terminated, without further action of or consent by the Lender.

(b)Lender will immediately return to Borrower for the benefit of the Borrower and its Subsidiaries all of the collateral it has in its possession including, without limitation all promissory notes, certificates representing the Collateral, any transfers therefore and any other instruments.

(c)Lender shall execute and deliver the Termination of Control Agreement attached hereto as Schedule A for each agreement by which Lender obtained control of a deposit account and / or a securities account to terminate its control over such deposit and / or securities account.

(d)Lender shall execute and deliver the Confirmation of Receipt of Full Payment of the Payoff Amount attached hereto as Schedule B.

The Lender further agrees that, at any time and from time to time following its receipt of the Payoff Amount, it will promptly execute and deliver such other termination statements or other agreements and instruments in form and substance reasonably satisfactory to the Borrower and take such other actions as the Borrower or its counsel may reasonably request to evidence, effect or reflect on public record the release of the security interests, pledges, liens and other encumbrances granted to the Lender pursuant to the Loan Agreement or any other agreement executed and/or delivered in connection therewith.

Release.  For and in consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby forever releases and discharges the Lender, each of its respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever,

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known or unknown, which the Borrower ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the Payoff Date.

Counterparts; Facsimile Delivery.  Lender hereby requests that the Borrower acknowledges its receipt and acceptance of and agreement to the terms and conditions set forth in this Payoff Letter by signing a copy of it in the appropriate space indicated below and returning it to the Lender.  This Payoff Letter may be signed by the parties hereto in several counterparts.  Delivery of a photocopy or facsimile of an executed counterpart of this Payoff Letter shall be effective as delivery of a manually executed original counterpart of this Payoff Letter.

Governing Law.  The validity, construction and effect of this Payoff Letter shall be governed by the laws of the State of California (without giving effect to principles of conflicts of law).

Very truly yours,

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

HERCULES FUNDING II, LLC

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

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ACCEPTED AND AGREED:

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer

VERSA POWER SYSTEMS, INC.

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer, FuelCell Energy, Inc.

VERSA POWER SYSTEMS LTD.

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer, FuelCell Energy, Inc.

400 Hamilton Avenue

Suite 310

Palo Alto, CA  94301

650.289.3060

650.473.9194

www.HerculesTech.com

{Fuelcell Energy Payoff Letter}

Schedule B

CONFIRMATION OF RECEIPT OF FULL PAYMENT

OF THE PAYOFF AMOUNT

By its signature below, the undersigned hereby confirms its receipt of full payment of the Payoff Amount on the Payoff Date and releases its security interest in all of the Collateral as provided in our Payoff Letter dated as of September 30, 2019 (the “Payoff Letter”) to FuelCell Energy, Inc.  All terms used herein and not defined shall have the meaning attributed to them in the Payoff Letter.

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

400 Hamilton Avenue

Suite 310

Palo Alto, CA  94301

650.289.3060

650.473.9194

www.HerculesTech.com

{Fuelcell Energy Payoff Letter}